Exhibit 4.20
English Translation
Guarantee Contract under Loan Contract No. 1300401212008510121
GUARANTEE CONTRACT
IN CONNECTION WITH
CHINA DEVELOPMENT BANK FOREIGN EXCHANGE LOAN

Guarantor: Lender:	Baoding Tianwei Yingli New Energy Resources Company Limited China Development Bank
Guarantor: Baoding Tianwei Yingli New Energy Resources Company Limited
Domicile: No.3055, Fuxing Middle Road, National New& High-Tech Industrial
                 Development Zone, Baoding
Legal Representative: Ding Qiang
Postcode: 071051
Handling Person: Liu Yang
Tel: 0312-3100500
Fax: 0312-3151881
Lender: China Development Bank
Domicile: 29, Fuchengmeiwai Avenue, Xicheng District, Beijing
Legal Representative: Chen Yuan
Postcode: 100037
Handling Branch: Hebei Province Branch, China Development Bank
Domicile of Handling Branch: Building B, Yuyuan Plaza, 9 Yuhua West Road,
Shijiazhuang
Head of Handling Branch: Wang Lihong
Post Code: 050051
Handling Person: Lu Yilin
Tel: 0311-85518761
Fax: 0311-85288091

In order to ensure the performance by the Borrower, Yingli Energy (China) Company Limited, of the Loan Contract No. 1300401212008510121 it concluded with the Lender (the “Main Contract”), the Guarantor desires to provide a security in favor of the Lender. Upon consultations and mutual agreement the Guarantor and the Lender hereby enter into this Contract:
ARTICLE 1
DEFINITIONS
Unless otherwise set out herein, relevant capitalized terms used herein shall have the same meanings as in the Main Contract.
ARTICLE 2
SCOPE OF GUARANTEE
Pursuant to the Main Contract, the Borrower shall borrow from the Lender Seventy Million US Dollars (USD$70,000,000), and the term of such loan shall be 8 years (beginning as from December 24, 2008 and ending as of December 23, 2016).
The Guarantor desires to provide a guarantee in favor of the Lender in respect of the repayment or payment by the Borrower of any and all principal, interest, penalty interest, indemnity, liquidated damages, damages and claims realization fees in connection with the entirety of the loan under the Main Contract.
Upon each repayment of the principal of the loan under the Main Contract, the amount of the principal guaranteed under this Contract shall be reduced accordingly.
ARTICLE 3
FORM OF GUARANTEE
The Guarantor provides a joint and several liability guarantee in favour of the Lender within the scope of guarantee hereunder.
Irrespective of whether the Borrower has provided a security in rem in respect of the Main Contract, if the Borrower fails to fully repay, in accordance with the provisions of the Main Contract, the debts falling within the scope of the guarantee hereunder, the Lender shall be entitled to directly demand the Guarantor to assume its guarantee liability. The Guarantor shall settle such debts in lieu of the Borrower within 30 days of receipt of the Lender’s written notice requesting the Guarantor to perform its guarantee obligations.

ARTICLE 4
TERM OF GUARANTEE
The term of guarantee hereunder shall be one year from the date/s when the performance period of each relevant debt under the Main Contract has expired.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR
(1) The Guarantor is a lawfully established legal person, possesses a valid business license, and owns its assets and operates its business in accordance with law;
(2) The Guarantor is not involved in any litigation or arbitration that will affect its financial condition or normal business operations;
(3) The most recent annual financial and accounting reports provided by the Guarantor to the Lender are true, accurate and complete and the financial condition of the Guarantor has not shown signs of deterioration since the most recent reporting date;
(4) The Guarantor has completed all internal authorization procedures necessary for the execution of this Contract and such authorizations are lawful and valid; and
(5) All documents and materials furnished by the Guarantor to the Lender are true, accurate and complete.
The above representations and warranties shall remain valid during the term of this Contract.
ARTICLE 6
OBLIGATIONS OF THE GUARANTOR
(1) The Guarantor shall prior to May 10 of each year submit to the Lender its financial statements of the preceding fiscal year, as audited by an accounting firm;
(2) The Guarantor shall promptly submit such other documents as requested by the Lender;
(3) If there occurs any event that affects or may affect the performance by the Guarantor of its obligations hereunder, the Guarantor shall promptly notify the Lender of the same;
(4) The Guarantor shall obtain prior written consent of the Lender with respect to any transfer of its operating assets amounting to 20% or above of its total assets;
(5) In the event of a merger, spin-off, shareholding system restructuring, structural reform or other material ownership structure change, the Guarantor shall provide the Lender with a 7 days notice of the relevant plan of change and must obtain the Lender’s written consent thereto. Such plans of change shall not prejudice the legitimate rights and interest of the Lender under this Contract;
(6) If the Guarantor provides security to a third party and if the cumulative security amount will exceed 50% of the net assets stated in the financial statements of the most recent fiscal year of the Guarantor, the Guarantor must obtain from the Lender its prior written consent thereto;
(7) In the event of a change to its company name, domicile, legal representative, registered capital, business scope, company type, or its articles of association, or in the event of a material financial or personnel change, the Guarantor shall provide a 10 days prior written notice to the Lender and shall file relevant documents with the Lender for record;
(8) The Guarantor shall not enter into any document or take any action which may harm the interest of the Lender.
ARTICLE 7
BREACH OF CONTRACT LIABILITIES
If the Guarantor violates the provisions of this Contract, or if any of the representations or warranties of the Guarantor in Article 5 hereof is proved incorrect or misleading, and if the Lender has as a result suffered financial losses, the Guarantor shall indemnify against such losses.
ARTICLE 8
MODIFICATION AND ASSIGNMENT OF THE CONTRACT
(1) Unless otherwise provided herein, any modification to this Contract shall be made by mutual agreement of the Guarantor and the Lender in the form of a written instrument.
(2) If the Lender lawfully assigns its claims under the Main Contract, the Guarantor shall continue to assume joint and several guarantee liabilities within the scope of guarantee hereunder.
(3) Where the Lender permits the Borrower to assign its debts under the Main Contract, such assignment must obtain the written consent of the Guarantor. The Guarantor shall no longer assume the guarantee liability in respect of debts which are assigned in the absence of its consent.
(4) If, during the term of guarantee, the Lender and the Borrower adjust the loan amount or the loan interest rate under the Main Contract (with the exception of any Main Contract loan interest rate adjustment made in accordance with the requirements of the People’s Bank of China) without the consent of the Guarantor, then, the Guarantor shall: (i) where such adjustment has lessened the debt of the Borrower, continue to assume guarantee liability in respect of the modified contract; or, (ii) where such adjustment has increased the debt of the Borrower, be exempt from assuming the guarantee liability in respect of such increased portion.
If, without the written consent of the Guarantor, the Lender and the Borrower modify the performance periods of the repayment plan set out in the Main Contract, the term of guarantee shall then be the term of guarantee set out in the original contract or such term of guarantee as prescribed by law.
If, by mutual agreement, the Lender and the Borrower have modified the content of the Main Contract but have not actually implemented such modified contract, the Guarantor shall continue to assume the guarantee liability.
(5) If, by mutual agreement, the Lender and the Borrower have modified the drawdown plan set out in the Main Contract, the Guarantor shall continue to assume the guarantee liability.
ARTICLE 9
RESOLUTION OF DISPUTE
Any dispute between the Guarantor and the Lender arising out of the performance of this Contract shall be resolved through consultations. Failing such resolution, the dispute shall be resolved through litigation before the People’s Court of the domicile of the Lender.
ARTICLE 10
MISCELLANEOUS
(1) Matters not covered by this Contract shall be dealt with by the Guarantor and the Lender through consultations or shall be dealt with according to the stipulations of relevant laws and regulations of the state.
(2) This Contract is made in three originals (with the Guarantor, the Lender and the Borrower each holding one copy thereof) and in seven duplicates.

ARTICLE 11
EFFECTIVENESS OF THE CONTRACT
The Contract shall become effective as from the date of signature and sealing by the Guarantor and the Lender.
Guarantor: Baoding Tianwei Yingli New Energy Resources Company Limited (Company Seal)

Legal Representative

(or Authorized Representative):	(signature) /s/Liansheng Miao

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Opening Bank & Account No. of Guarantor:

Lender: China Development Bank

(Special Seal for Contracts)

Legal Representative

(or Authorized Representative):	(Signature) /s/Lihong Wang

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